UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 26, 2015 (October 20, 2015)

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2015, US Foods Inc. (the “Company”), as the borrower, entered into Amendment No. 5 (the “Amendment”) to the Company’s existing $1,100,000,000 ABL Credit Agreement, dated as of June 3, 2007, as amended, among the Company, certain subsidiaries of the Company party to the ABL Credit Agreement (the “Subsidiary Borrowers”), the several lenders party thereto, Citicorp North America, Inc., as administrative agent, collateral agent and issuing lender for the lenders thereunder, Deutsche Bank Securities Inc., as syndication agent, and Natixis, as senior managing agent (the “ABL Credit Facility”).

The Amendment became effective as of October 20, 2015 and amended the ABL Credit Facility to, among other things:

•	Obtain additional revolving commitments in an aggregate principal amount of (x) $175,000,000 Tranche A Commitments (as defined in the ABL Credit Facility) such that the total aggregate Tranche A Commitments under the ABL Credit Facility is $1,200,000,000 and (y) $25,000,000 Tranche A-1 Commitments (as defined in the ABL Credit Facility) such that the total aggregate Tranche A-1 Commitments under the ABL Credit Facility is $100,000,000 upon the terms and subject to the conditions set forth in the ABL Credit Facility.

•	Extend the maturity date from May 11, 2017 to the earlier of (x) October 20, 2020 and (y) if more than $300,000,000 is outstanding as applicable, 90 days prior to the maturity date of (i) the 2019 Term Loans (as defined in the ABL Credit Facility) or (ii) the 2019 Senior Notes (as defined in the ABL Credit Facility).

•	Amend the defined term “Pricing Grid” which reduced the Pricing Grid by 0.25% from the current levels.

In addition, the Company, the Guarantors (as defined in the ABL Credit Facility), Citicorp North America, Inc. and Citibank, N.A. agreed to amend the definitions of “Borrower Obligations” and “Guarantor Obligations” in that certain Guarantee and Collateral Agreement, dated as of July 3, 2007, among the Company, the Subsidiary Borrowers and Citicorp North America, Inc., as administrative agent and collateral agent pursuant to the Amendment. The amendments of such definitions provide exclusions for any guarantee of, or grant of security interest for, the obligation to pay or perform under any agreement, contract or transaction in certain circumstances.

The Company and each loan party thereto was required to pay certain fees in connection with the Amendment, including, an upfront fee to each lender equal to (x) 0.10% of such lender’s existing commitments and (y) 0.15% of the (A) additional commitments of such lender, if any, or (B) commitments of any lender which was not an existing lender. The Amendment also contains representations and warranties which are customary for amendments to financings of this type.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

From October 23 to 25, 2015, the Company held a Sales Conference in Orlando, Florida bringing its senior leaders and sales organization together to learn more about the re-launch of its strategic transformation initiatives to become an even stronger force in the foodservice industry. In addition to discussing the new initiatives, management announced that the Company’s parent company, USF Holding Corp., expects to conduct an initial public offering of its common stock at some point in the future (the “IPO”). The Company expects that the IPO will occur sometime within the next 12 to 18 months, subject to market conditions.

The foregoing is not an offer for the sale of any securities, which may only be made by means of a prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 5, dated as of October 20, 2015 to the ABL Credit Agreement, among US Foods, Inc., certain subsidiaries of US Foods, Inc., the several lenders from time to time party thereto, Citicorp North America, Inc., as collateral agent and resigning administrative agent and Citibank, N.A., as successor administrative agent and issuing lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015	US FOODS, INC.

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer